CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated May 23, 2012, on the financial statements of Neiman Funds, comprising the Neiman Large Cap Value Fund and Neiman Balanced Allocation Fund as of March 31, 2012, and for the periods indicated therein and to the references to our firm in the Prospectuses and the Statements of Additional Information in this Post-Effective Amendment to Neiman Funds’ Registration Statement on Form N-1A.

/s/ Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd. Westlake, Ohio July 30, 2012